Exhibit 23.2


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form No. 33-43393) pertaining to the Treadco, Inc. Employees' Investment Plan of our report dated January 28, 1998, with respect to the consolidated financial statements and schedule of Treadco, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                ERNST & YOUNG LLP



                                                /s/Ernst & Young, LLP
Little Rock, Arkansas                           --------------------------------

June 5, 1998


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